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                                                                  EXHIBIT 10.13


                            EXECUTIVE EMPLOYMENT AGREEMENT


       THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 19th day of July, 1999 by and between OmniLynx Communications Corporation, a Delaware corporation having its principal executive office at 1770 Motor Parkway, Suite 300, Hauppauge, New York 11788 (hereinafter referred to as the "Company"), and Charles N. Garber (hereinafter referred to as the "Employee").

                               W I T N E S S E T H:

       WHEREAS, Employee desires to serve the Company as its Chief Financial Officer; and

       WHEREAS, the parties desire to provide that the Employee be employed by the Company under the terms of this Agreement.

       NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meanings prescribed below:

       ANNUAL BONUS shall have the meaning assigned thereto in Section 4.3 hereof.

       BASE SALARY shall have the meaning assigned thereto in Section 4.1 hereof.

       CAUSE shall have the meaning assigned thereto in Section 5.3 hereof.

       CODE means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated by the Internal Revenue Service thereunder, all as in effect from time to time during the Employment Period.

       COMMON STOCK means the Company's common stock, par value $.0001 per share.

       COMPANY means OmniLynx Communications Corporation, a Delaware corporation, the principal executive office of which is located at 1770 Motor Parkway, Suite 300, Hauppauge, New York 11788.

       CONFIDENTIAL INFORMATION shall have the meaning assigned thereto in
Section 8.2 hereof.

       DATE OF TERMINATION means the earliest to occur of (i) the date of the Employee's death, (ii) the date on which the Employee terminates this Agreement for any reason or (iii) the date of

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receipt of the Notice of Termination, or such later date as may be prescribed in the Notice of Termination in accordance with Section 5.6 hereof.

       DISABILITY means an illness or other disability which prevents the Employee from discharging his responsibilities under this Agreement for a period of 180 consecutive calendar days, or an aggregate of 180 calendar days in any calendar year, during the Employment Period, all as determined in good faith by the Board of Directors of the Company.

       EMPLOYEE means Charles N. Garber, an individual who resides at 26 Murray Hill Square, New Providence, New Jersey 07974.

       EMPLOYMENT PERIOD shall have the meaning assigned thereto in Section 3 hereof.

       EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, all as in effect from time to time during the Employment Period.

       NOTICE OF TERMINATION shall have the meaning assigned thereto in
Section 5.6 hereof.

       SIGNING BONUS shall have the meaning assigned thereto in Section 4.2 hereof.

       START DATE shall mean July 19, 1999.

       SUBSIDIARY, when used with respect to any such entity, shall mean any corporation or other business entity a majority of whose outstanding voting stock or the equivalent entitled to vote for the election of directors is at the time owned by such entity and/or one or more of its subsidiaries.

       WITHOUT CAUSE shall have the meaning assigned thereto in Section 5.4 hereof.

2.     GENERAL DUTIES OF COMPANY AND EMPLOYEE; WORK LOCATION.

       2.1 The Company agrees to employ the Employee, and the Employee agrees to accept employment by the Company and to serve the Company as its Chief Financial Officer. Employee shall work at the Company's offices at 160 Broadway, New York, New York or at such other offices or locations in the New York metropolitan area as the Company may designate. The authority, duties and responsibilities of the Employee shall include those duties of Chief Financial Officer as are customarily attendant to such position as well as such other or additional duties as may from time to time be assigned to the Employee by the Board of Directors. While employed hereunder, the Employee shall devote his full time and attention during normal business hours to the affairs of the Company and use his best efforts to perform faithfully and efficiently his duties and responsibilities. The Employee may (i) serve on corporate, civic or charitable boards or committees provided that (A) such boards or committees do not control or advise business entities that compete with the Company and
(B) all such services are promptly disclosed in writing to the Board of Directors, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage

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personal investments, so long as such activities do not materially interfere with the performance of the Employee's duties and responsibilities.

       2.2 The Employee agrees and acknowledges that he owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Company and to do no act and to make no statement, oral or written, which would injure the Company's business, its interests or its reputation.

       2.3 The Employee agrees to comply at all times with all applicable policies, rules and regulations of the Company, including, without limitation, the Company's Code of Ethics and the Company's policy regarding trading in the Common Stock, as each is in effect from time to time during the Employment Period.

3. TERM. Unless sooner terminated pursuant to other provisions hereof, the Employee's period of employment under this Agreement shall be the period beginning on the Start Date and ending on the third anniversary thereof. The period of time beginning on the Start Date and ending on the third anniversary thereof (notwithstanding termination of this Agreement prior to the end of such period pursuant to other provisions hereof) is referred to elsewhere herein as the "Employment Period."

4.     COMPENSATION AND BENEFITS.

       4.1 BASE SALARY. As compensation for services to the Company, the Company shall pay to the Employee commencing on the Start Date until the Date of Termination an annual base salary of $175,000 (the "Base Salary"). The Base Salary shall be payable in equal semi-monthly installments or in accordance with the Company's established policy, subject only to such payroll and withholding deductions as may be required by law and other deductions applied generally to employees of the Company for insurance and other employee benefit plans.

       4.2 SIGNING BONUS. The Company shall pay the Employee a one-time signing bonus ("Signing Bonus") of $25,000 on the Start Date.

       4.3 ANNUAL BONUS. The Company will pay Employee an annual bonus ("Annual Bonus") of up to 50% of the Base Salary to be determined by the Board of Directors in its sole discretion, based upon the performance of the Employee. The Annual Bonus shall be payable at a time to be determined by the Board of Directors in its sole discretion, consistent with the date(s) that other executive bonuses are paid by the Company.

       4.4 VACATION. Until the Date of Termination, the Employee shall be entitled to vacation as determined by the Company's vacation policy for its executive officers as in effect from time to time, but in no event less than three weeks per calendar year. In addition, the Employee shall be entitled to sick days and/or personal days consistent with the Company's policy for other executives.

       4.5 INCENTIVE, SAVINGS AND RETIREMENT PLANS. Until the Date of Termination, the Employee shall be eligible to participate in and shall receive all benefits under all executive


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incentive, savings and retirement plans (including 401(k) plans) and programs currently maintained or hereinafter established by the Company for the benefit of its executive officers and/or employees.

       4.6 WELFARE BENEFIT PLANS. Until the Date of Termination, the Employee and/or the Employee's family, as the case may be, shall be eligible to participate in and shall receive all benefits under each welfare benefit plan of the Company currently maintained or hereinafter established by the Company for the benefit of its employees. Such welfare benefit plans may include, without limitation, medical, dental, disability, group life, accidental death and travel accident insurance plans and programs.

       4.7 REIMBURSEMENT OF EXPENSES. The Employee may from time to time until the Date of Termination incur various business expenses customarily incurred by persons holding positions of like responsibility, including, without limitation, travel, entertainment and similar expenses incurred for the benefit of the Company. Subject to the Company's policy regarding the reimbursement of such expenses as in effect from time to time during the Employment Period, the Company shall reimburse the Employee for such expenses from time to time, at the Employee's request, and the Employee shall account to the Company for all such expenses.

       4.8 STOCK OPTIONS. On the Start Date, the Company will grant the Employee, as of the date of pricing of the Common Stock pursuant to the Company's initial public offering (the "IPO"), non-qualified stock options (the "Options") to purchase 100,000 shares of the common stock of the Company as presently constituted, at the price per share at which shares of Common Stock are sold in the IPO pursuant to an option agreement to be entered into (the "Option Agreement") with the Company. The Options will vest as follows: (i) 33,333 of such shares upon the completion of the IPO, (ii) 33,333 of such shares upon the first anniversary of the completion of the IPO, and (iii) the remaining 33,334 of such shares upon the second anniversary of the completion of the IPO. The Options shall have a term of ten (10) years from the date of grant, and may be exercised in whole or in part, from time to time, at any time after vesting in accordance with the terms of the Company's 1999 Stock Incentive Plan and the Option Agreement. Commencing with the IPO and for each partial or full calendar year thereafter during the term hereof, provided Employee is then serving as an employee of the Company, the Company shall grant to Employee options to purchase such number of additional shares as the Board of Directors, in its sole discretion, of the Company may determine, on such terms and conditions as shall be established at such time, provided that, the additional grant of options will be consistent with additional grants for the senior management team of the Company based upon the Employee's performance and shall not be unreasonably withheld.

5.     TERMINATION.

       5.1 DEATH. This Agreement shall terminate automatically upon the death of the Employee.

       5.2 DISABILITY. The Company may terminate this Agreement, upon written notice to the Employee delivered in accordance with Sections 5.6 and 12.1 hereof, upon the Disability of the Employee.

       5.3 CAUSE. The Company may terminate the Employee's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment under upon (A) material breach of this Agreement by the Employee, (B) the willful failure by the Employee to substantially perform his duties hereunder (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) or failure to follow the specific reasonable directives of the Board of Directors, provided that the Employee does not cure such failure after written demand is delivered to the Employee by the Company for substantial performance that specifically identifies the manner in which the Company believes the Employee has not substantially performed his duties and provides for a reasonable period to cure such failure, or (C) the willful engaging by the Employee in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause without (i) 15 days notice to the Employee setting forth the reasons for the Company's intention to terminate for Cause and (ii) delivery to the Employee of a Notice of Termination as defined in Section 5.6 hereof, from the Board of Directors finding that, in the good faith opinion of the Board of Directors, the Employee was guilty of conduct set forth above in clause (B) of this Section 5.3 and specifying the particulars thereof in detail.

       5.4 WITHOUT CAUSE. The Company may terminate this Agreement Without Cause, upon written notice to the Employee delivered in accordance with Sections 5.6 and 12.1 hereof. For purposes of this Agreement, the Employee will be deemed to have been terminated "Without Cause" if (A) the Employee is terminated by the Company for any reason other than Cause, Disability of the Employee or death of the Employee, or (B) the Company requires the Employee to relocate permanently to any office or location outside of the New York metropolitan area without his consent.

       5.5 BY THE EMPLOYEE. The Employee may terminate this Agreement for any reason, upon written notice to the Company delivered in accordance with Sections 5.6 and 12.1 hereof.

       5.6 NOTICE OF TERMINATION. Any termination of this Agreement by the Company for Cause, Without Cause or as a result of the Disability of the Employee, or by the Employee for any reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) specifies the termination date, if such date is other than the date of receipt of such notice (which termination date shall not be more than 15 days after the giving of such notice).

6.     OBLIGATIONS OF COMPANY UPON TERMINATION.

       6.1 CAUSE; BY EMPLOYEE; DISABILITY. If this Agreement shall be terminated (i) by the Company for Cause or Death or Disability of the Employee or (ii) by the Employee for any reason:

              6.1.1 the Company shall pay to the Employee or his estate, in a lump sum in cash within 30 days after the Date of Termination, the aggregate of the following amounts:

                     (i) if not theretofore paid, the Base Salary through the Date of Termination; and

                     (ii) in the case of compensation previously deferred by the Employee, all amounts of such compensation previously deferred and not yet paid by the Company; and

              6.1.2 the Company shall, promptly upon submission by the Employee of supporting documentation, pay or reimburse to the Employee any costs and expenses paid or incurred by the Employee prior to the Date of Termination which would have been payable under Section 4.7 hereof if the Employee's employment had not terminated.

       6.2 WITHOUT CAUSE. If this Agreement shall be terminated by the Company Without Cause:

              6.2.1 the Company shall pay to the Employee, in a lump sum in cash within 30 days after the Date of Termination, the aggregate of the following amounts:

                     (i) if not theretofore paid, the Base Salary through the Date of Termination; and

                     (ii) in the case of compensation previously deferred by the Employee, all amounts of such compensation previously deferred and not yet paid by the Company;

              6.2.2 the Company shall, promptly upon submission by the Employee of supporting documentation, pay or reimburse to the Employee any costs and expenses paid or incurred by the Employee prior to the Date of Termination which would have been payable under Section 4.7 hereof if the Employee's employment had not terminated;

              6.2.3 for a period of twelve months after the Date of Termination, the Company shall continue benefits to the Employee and/or the Employee's family at least equal to those which would have been provided to them under Section 4.6 hereof if the Employee's employment had not been terminated;

              6.2.4 the Company shall pay to the Employee, in equal semi-monthly installments, the Base Salary for a period of twelve months after the Date of Termination; and


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              6.2.5  for a period of twelve months after the Date of
       Termination, the Options shall continue to vest and may be exercised during the twelve month period in accordance with Section 4.8 hereof.

7. EMPLOYEE'S OBLIGATION TO AVOID CONFLICTS OF INTEREST. The Employee hereby acknowledges that the Company will adopt a Code of Ethics and a conflicts of interest policy which will apply to all of the Company's executive officers and the Employee agrees to abide by the same. Failure of the Employee to abide by such policy shall constitute Cause as defined in Section 5.3 of this Agreement.

8.     EMPLOYEE'S CONFIDENTIALITY OBLIGATION.

       8.1 The Employee hereby acknowledges, understands and agrees that all Confidential Information is the exclusive and confidential property of the Company and its Subsidiaries which shall at all times be regarded, treated and protected as such in accordance with this Section 8. The Employee acknowledges that all such Confidential Information is in the nature of a trade secret.

       8.2 For purposes of this Agreement, "Confidential Information" means information which is used in the business of the Company or its Subsidiaries and
(i) is proprietary to or created by the Company or its Subsidiaries, (ii) gives the Company or its Subsidiaries some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company or its Subsidiaries, (iii) is designated as Confidential Information by the Company or its Subsidiaries, is known by the Employee to be considered confidential by the Company or its Subsidiaries, or from all the relevant circumstances should reasonably be assumed by the Employee to be confidential and proprietary to the Company or its Subsidiaries, or (iv) is not generally known by non-Company personnel; PROVIDED, HOWEVER, that the term "Confidential Information" shall not include information which is in the public domain through no fault of the Employee or any person acting on his behalf. Such Confidential Information includes, without limitation, the following types of information and other information of a similar nature (whether or not reduced to writing or designated as confidential):

              8.2.1 Internal personnel and financial information of the Company or its Subsidiaries, vendor information (including vendor characteristics, services, prices, lists and agreements), purchasing and internal cost information, internal service and operational manuals, and the manner and methods of conducting the business of the Company or its Subsidiaries;

              8.2.2 Marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques, forecasts and forecast assumptions and volumes, and future plans and potential strategies (including, without limitation, all information relating to any acquisition prospect and the identity of any key contact within the organization of any acquisition prospect) of the Company or its Subsidiaries which have been or are being discussed;

              8.2.3 Names of customers and their representatives, contracts (including their contents and parties), customer services, and the type, quantity, specifications and content of

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products and services purchased, leased, licensed or received by customers of the Company or its Subsidiaries; and

              8.2.4 Confidential and proprietary information provided to the Company or its Subsidiaries by any actual or potential customer, government agency or other third party (including businesses, consultants and other entities and individuals).

       8.3 As a consequence of the Employee's acquisition or anticipated acquisition of Confidential Information, the Employee shall occupy a position of trust and confidence with respect to the affairs and business of the Company and its Subsidiaries. In view of the foregoing and of the consideration to be provided to the Employee, the Employee agrees that it is reasonable and necessary that the Employee make each of the following covenants:

              8.3.1 Until the Date of Termination and for a period of three years thereafter, the Employee shall not disclose Confidential Information to any person or entity, either inside or outside of the Company, other than as necessary in carrying out his duties and responsibilities as set forth in
Section 2 hereof, without first obtaining the Company's prior written consent (unless such disclosure is compelled pursuant to court orders or subpoena, and at which time the Employee shall give notice of such proceedings to the Company).

              8.3.2 Until the Date of Termination and for a period of three years thereafter, the Employee shall not use, copy or transfer Confidential Information other than as necessary in carrying out his duties and responsibilities as set forth in Section 2 hereof, without first obtaining the Company's prior written consent.

              8.3.3 On the Date of Termination, the Employee shall promptly deliver to the Company (or its designee) or destroy all written materials, records and documents made by the Employee or which came into his possession on or before the Date of Termination (even if prior to the date hereof) concerning the business or affairs of the Company or its Subsidiaries, including, without limitation, all materials containing Confidential Information.

9. DISCLOSURE OF INFORMATION, IDEAS, CONCEPTS, IMPROVEMENTS, DISCOVERIES AND INVENTIONS. As part of the Employee's fiduciary duties to the Company, the Employee agrees that during his employment by the Company and for a period of three years following the Date of Termination, the Employee shall promptly disclose in writing to the Company all information, ideas, concepts, improvements, discoveries and inventions, whether patentable or not, and whether or not reduced to practice, which are conceived, developed, made or acquired by the Employee, either individually or jointly with others prior to the Date of Termination, and which relate to the business, products or services of the Company or its Subsidiaries, irrespective of whether the Employee used the Company's time or facilities and irrespective of whether such information, idea, concept, improvement, discovery or invention was conceived, developed, discovered or acquired by the Employee on the job, at home, or elsewhere prior to the Date of Termination. This obligation extends to all types of information, ideas and concepts, including information, ideas and concepts relating to new types of services, corporate opportunities, acquisition prospects, the identity of key

                                    8
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representatives within acquisition prospect organizations, prospective names or service marks for the Company's business activities, and the like.

10. OWNERSHIP OF INFORMATION, IDEAS, CONCEPTS, IMPROVEMENTS, DISCOVERIES AND INVENTIONS, AND ALL ORIGINAL WORKS OF AUTHORSHIP.

       10.1 All information, ideas, concepts, improvements, discoveries and inventions, whether patentable or not, which are conceived, made, developed or acquired by the Employee or which are disclosed or made known to the Employee, individually or in conjunction with others, during the Employee's employment by the Company and which relate to the business, products or services of the Company or its Subsidiaries (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customers' organizations or within the organization of acquisition prospects, marketing and merchandising techniques, and prospective names and service marks) are and shall be the sole and exclusive property of the Company. Furthermore, all drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries and inventions are and shall be the sole and exclusive property of the Company.

       10.2 In particular, the Employee hereby specifically sells, assigns, transfers and conveys to the Company all of his worldwide right, title and interest in and to all such information, ideas, concepts, improvements, discoveries or inventions, and any United States or foreign applications for patents, inventor's certificates or other industrial rights which may be filed in respect thereof, including divisions, continuations, continuations-in-part, reissues and/or extensions thereof, and applications for registration of such names and service marks. The Employee shall assist the Company and its nominee at all times, until the Date of Termination and for a period of three years thereafter, in the protection of such information, ideas, concepts, improvements, discoveries or inventions, both in the United States and all foreign countries, which assistance shall include, but shall not be limited to, the execution of all lawful oaths and all assignment documents requested by the Company or its nominee in connection with the preparation, prosecution, issuance or enforcement of any applications for United States or foreign letters patent, including divisions, continuations, continuations-in-part, reissues and/or extensions thereof, and any application for the registration of such names and service marks.

       10.3 In the event the Employee creates, during the Employee's employment by the Company, any original work of authorship fixed in any tangible medium of expression which is the subject matter of copyright (such as, videotapes, written presentations on acquisitions, computer programs, drawings, maps, architectural renditions, models, manuals, brochures or the like) relating to the Company's business, products or services, whether such work is created solely by the Employee or jointly with others, the Company shall be deemed the author of such work if the work is prepared by the Employee within the scope of his employment; or, if the work is not prepared by the Employee within the scope of his employment but is specially ordered by the Company as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a


                                      9
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translation, as a supplementary work, as a compilation or as an instructional text, then the work shall be considered to be a work made for hire, and the Company shall be the author of such work. The Employee agrees to assist the Company and its Subsidiaries, at all times, until the Date of Termination and at all times thereafter, in the protection of the Company's worldwide right, title and interest in and to such work and all rights of copyright therein, which assistance shall include, but shall not be limited to, the execution of all documents requested by the Company or its nominee and the execution of all lawful oaths and applications for registration of copyright in the United States and foreign countries.

11.    EMPLOYEE'S NON-COMPETITION OBLIGATION.

       11.1 Until the Date of Termination, and for a period of one year thereafter if this Agreement is not terminated by the Company Without Cause, the Employee shall not, acting alone or in conjunction with others, directly or indirectly, in any of the business territories in which the Company or any of its Subsidiaries is as of the Date of Termination conducting business, invest or engage, directly or indirectly, in any business which is competitive with that of the Company as of the Date of Termination or accept employment with or render services to such a competitor as a director, officer, agent, employee or consultant, or take any action inconsistent with the fiduciary relationship of an employee to his employer; provided, however, that the beneficial ownership by the Employee of up to three percent of the voting stock of any corporation subject to the periodic reporting requirements of the Exchange Act shall not violate this Section 11.1.

       11.2 In addition to the other obligations agreed to by the Employee in this Agreement, the Employee agrees that until the Date of Termination, and for a period of one year thereafter if this Agreement is not terminated by the Company Without Cause, he shall not at any time, directly or indirectly, (i) induce, entice or solicit any employee of the Company to leave his employment,
(ii) contact, communicate or solicit any customer or acquisition prospect of the Company derived from any customer list, customer lead, mail, printed matter or other information secured from the Company or its present or past employees or
(iii) in any other manner use any customer lists or customer leads, mail, telephone numbers, printed material or other information of the Company relating thereto.

       11.3 The parties hereto acknowledge and agree that (i) the agreements and covenants set forth in this Section 11 are being made for good and valuable consideration, the receipt and sufficiency of which is acknowledged; (ii) the covenants contained in this Section 11 are an important aspect of this Agreement, and the Company would not have entered into this Agreement absent the inclusion of this Section 11; and (iii) the restrictions imposed in this
Section 11, including the geographic area and duration of the covenants made herein, are reasonable and necessary to protect the Company. If the Employee breaches or indicates an intention to breach any term or provision of this
Section 11, the parties hereto agree that the Company shall be entitled to the right of both temporary and permanent injunctive relief and/or specific performance. The right of the Company to such relief shall not be construed to prevent the Company from pursuing, either consecutively or concurrently, any and all other legal or equitable remedies available to it for such breach or threatened breach, specifically including, without limitation, the recovery of monetary damages. If any court determines that any provision of this
Section 11, or any part thereof, is


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unenforceable because of the duration or geographic scope of such provision, the parties hereto agree that such court shall have the power to reduce the duration or geographic scope of such provision, as the case may be, and the parties hereto agree to request the court to exercise such power, and, in its amended form, such provision shall then be enforceable and shall be enforced.

12..   MISCELLANEOUS.

       12.1 NOTICES. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when delivered by hand or mailed by registered or certified mail, return receipt requested, as follows (provided that notice of change of address shall be deemed given only when received):

       If to the Company to:

              OmniLynx Communications Corporation
              1770 Motor Parkway, Suite 300
              Hauppauge, New York 11788
              Attention: Joseph A. Gregori

       If to the Employee to:

              Charles N. Garber
              26 Murray Hill Square
              New Providence, New Jersey 07974

or to such other names or addresses as the Company or the Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section 12.1.

       12.2 WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement shall neither operate nor be construed as a waiver of any subsequent breach by any party.

       12.3 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company, its successors, legal representatives and assigns, and upon the Employee, his heirs, executors, administrators, representatives and assigns; provided, however, the Employee agrees that his rights and obligations hereunder are personal to him and may not be assigned without the express written consent of the Company.

       12.4 ENTIRE AGREEMENT; NO ORAL AMENDMENTS. This Agreement, together with any exhibit attached hereto and any document, policy, rule or regulation referred to herein, replaces and merges all previous agreements and discussions relating to the same or similar subject matter between the Employee and the Company and constitutes the entire agreement between the Employee and the Company with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee,

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officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document.

       12.5 ENFORCEABILITY. If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

       12.6 JURISDICTION; ARBITRATION. The laws of the State of New York shall govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration located in New York, New York administered by the American Arbitration Association in accordance with its applicable arbitration rules, and the judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, which judgment shall be binding upon the parties hereto.

       12.7 INJUNCTIVE RELIEF. The Company and the Employee agree that a breach of any term of this Agreement by the Employee would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to any injunction, specific performance and other equitable relief to prevent or to redress the violation of the Employee's duties or responsibilities hereunder.

       IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.

                           OMNILYNX COMMUNICATIONS CORPORATION



                           By:  /s/ Joseph A. Gregori
                               ------------------------------------------
                               Joseph A. Gregori, Chief Executive Officer


                           EMPLOYEE


                            /s/ Charles N. Garber
                           ------------------------------------------------
                           Charles N. Garber